UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 27, 2012
DATE OF EARLIEST EVENT REPORTED: September 24, 2012

000-53725
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Blast Energy Services, Inc.
(Former name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Former address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 24, 2012, PEDEVCO Corp. (the “Company”), through its 20% owned subsidiary, Condor Energy Technology LLC (“Condor”), closed the acquisition of oil and gas leases from Esenjay Oil & Gas, Ltd., and certain other sellers, covering approximately 3,582 net acres in Morgan and Weld Counties, Colorado with a 100% working interest (80% net revenue interest).  Condor acquired the properties for $1,105,309 in cash and 368,435 shares of the Company’s Series A Convertible Preferred Stock (approximately $385 net per acre, based on an assumed share price of $0.75 per share as agreed upon by the parties in July 2012 upon execution of the definitive purchase documentation).

These Morgan and Weld County properties have the potential for production from multiple pay zones, including the Niobrara, Greenhorn, Atoka, Codell, J-Sand and D-Sand formations. This area is especially prospective for the horizontal Niobrara zone, which will be the Company’s focus.   As of the date of this Report, there were no producing oil or gas wells on these leases, although they are in close proximity to Condor’s first horizontal well, FFT2H, which was completed in July 2012 with an initial production rate of 437 barrels of oil equivalent per day (“BOEPD”) from the Niobrara formation.

With the acquisition of this additional Niobrara acreage, the Company’s and Condor’s combined net interest in the Niobrara asset has increased to approximately 10,801 gross acres (9,357 net acres).  The Company jointly owns Condor with MIE Holdings Corporation, an independent upstream onshore oil company operating in China and other countries.  A subsidiary of MIE Holdings is the 80% owner of Condor, and we hold the remaining 20% interest in Condor.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company’s issuance of the shares of Series A Convertible Preferred Stock and the Common Stock issuable upon conversion thereof was exempt from registration under the Securities Act of 1933 pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

ITEM 8.01 OTHER EVENTS

On September 27, 2012, the Company issued a press release, filed as Exhibit 99.1, pertaining to the acquisition of the additional Niobrara acreage.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release.

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer

Date: September 27, 2012